Exhibit 99.02


                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma condensed combined statement of income of Travelers Group Inc. (the "Company") for the year ended December 31, 1995, presents results for the Company as if the Company's acquisition of the domestic property and casualty insurance operations of Aetna Life and Casualty Company (the "Aetna P&C" operations) and transactions related to the funding of the acquisition, had occurred as of January 1, 1995. The accompanying unaudited pro forma condensed combined statement of financial position of the Company as of December 31, 1995 gives effect to the acquisition and related transactions as if they had occurred as of December 31, 1995. The unaudited pro forma financial information does not purport to represent what the Company's financial position or results of operations actually would have been had the acquisition and related transactions in fact occurred on the dates indicated, or to project the Company's financial position or results of operations for any future date or period. The pro forma adjustments are based on available information and certain assumptions that the Company currently believes are reasonable in the circumstances. The unaudited pro forma financial information should be read in conjunction with the accompanying notes thereto; the separate historical consolidated financial statements of the Company as of and for the year ended December 31, 1995 which are contained in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1995; and the separate historical combined financial statements of Aetna P&C and its subsidiaries as of and for the year ended December 31, 1995, which are contained herein.

         The pro forma adjustments and pro forma combined amounts are provided for informational purposes only. The Company's financial statements will reflect the effects of the acquisition and related transactions only from the date such events occur. The pro forma adjustments are applied to the historical financial statements to, among other things, account for the acquisition as a purchase. Under purchase accounting, the total purchase cost will be allocated to the Aetna P&C assets and liabilities based on their fair values. Allocations are subject to valuations as of the date of the acquisition based on appraisals and other studies, which are not yet completed. Accordingly, the final allocations will be different from the amounts reflected herein. Although the final allocations will differ, the unaudited pro forma financial information reflects management's best estimate based on currently available information.

         Included in the historical results of Aetna P&C for the year ended December 31, 1995 are charges of $750 million ($488 million after tax) representing an addition to environmental-related claims reserves in the second quarter of 1995 and $335 million ($218 million after tax) representing an addition to asbestos reserves in the fourth quarter of 1995.

         As the Aetna P&C operations are integrated with the existing property and casualty insurance operations of the Company, management expects to realize, over a two-year period, $300 million ($195 million after tax) in annual cost savings from reduction of overhead expenses, changes in the corporate infrastructure of Aetna P&C and elimination of redundant expenses. There can be no assurance that the Company will achieve its expected cost savings. These expected future cost savings are not reflected in the unaudited pro forma financial information.

                     Travelers Group Inc. and Subsidiaries
     Unaudited Pro Forma Condensed Combined Statement of Financial Position
                             As of December 31, 1995
                            (in millions of dollars)


                                                                                                Pro Forma Adjustments
                                                                       Travelers               ------------------------
                                                                         Group     Aetna P&C     for the       for the    Pro Forma
Assets                                                                Historical  Historical   Transactions   Offerings   Combined
                                                                    ------------- -----------  ------------ ------------ ----------
Cash and cash equivalents                                              $1,866     $1,137                                    $3,003
Investments:
  Fixed maturities, primarily available for sale at market value       30,712     11,598        $710 (A)                    42,993
                                                                                                 (27)(B)
  Equity securities, at market value                                      856        500                                     1,356
  Mortgage loans                                                        4,048      1,062        (166)(B)                     4,944
  Real estate held for sale                                               321        265         (67)(B)                       519
  Policy loans                                                          1,888                                                1,888
  Short-term and other                                                  3,140        428        (200)(A)                     3,368
- -----------------------------------------------------------------------------------------------------------------------------------
      Total investments                                                40,965     13,853         250               0        55,068
- -----------------------------------------------------------------------------------------------------------------------------------
Securities borrowed or purchased under agreements to resell            19,601                                               19,601
Brokerage receivables                                                   6,559                                                6,559
Trading securities owned, at market value                               8,984                                                8,984
Net consumer finance receivables                                        7,092                                                7,092
Reinsurance recoverables                                                6,461      5,277                                    11,738
Value of insurance in force and deferred policy acquisition costs       2,172        306        (101)(B)                     2,377
Cost of acquired businesses in excess of net assets                     1,928                    848 (B)                     2,776
Separate and variable accounts                                          6,949                                                6,949
Other receivables                                                       3,564      1,187                                     4,751
Other assets                                                            8,334      1,639           1 (A)         $10 (D)    10,227
                                                                                                 (18)(A)
                                                                                                 306 (B)
                                                                                                 (45)(B)
===================================================================================================================================
Total assets                                                         $114,475    $23,399      $1,241             $10      $139,125
===================================================================================================================================
Liabilities
Investment banking and brokerage borrowings                            $2,955                                               $2,955
Short-term borrowings                                                   1,468                   $759 (A)                     2,227
Long-term debt                                                          9,190        $35       3,370 (A)     ($2,650)(D)    10,891
                                                                                                                 946 (D)
Securities loaned or sold under agreements to repurchase               20,619                                               20,619
Brokerage payables                                                      4,403                                                4,403
Trading securities sold not yet purchased, at market value              4,563                                                4,563
Contractholder funds                                                   14,535                                               14,535
Insurance policy and claims reserves                                   26,920     17,957                                    44,877
Separate and variable accounts                                          6,916                                                6,916
Accounts payable and other liabilities                                 11,028      1,526         457 (A)         544 (D)    14,018
                                                                                                 468 (B)          (5)(D)
- -----------------------------------------------------------------------------------------------------------------------------------
    Total liabilities                                                 102,597     19,518       5,054          (1,165)      126,004
- -----------------------------------------------------------------------------------------------------------------------------------
ESOP Preferred stock - Series C                                           235                                                  235
Guaranteed ESOP obligation                                                (67)                                                 (67)
- -----------------------------------------------------------------------------------------------------------------------------------
                                                                          168                                                  168
TAP-Obligated Mandatorily Redeemable Preferred Securities
    of Subsidiary Trusts holding solely Junior Subordinated
    Debt Securities                                                                                              900 (D)       900
- -----------------------------------------------------------------------------------------------------------------------------------
Stockholders' equity
Preferred stock                                                           800                                                  800
Common stock                                                                4         30         (30)(C)                         4
Additional paid-in capital                                              6,785      1,477      (1,477)(C)         (23)(D)     6,762
Retained earnings                                                       5,503      2,061          68 (A)         298 (D)     5,869
                                                                                              (2,061)(C)
Treasury stock, at cost                                                (1,835)                                              (1,835)
Unrealized gain on investment securities and other, net                   453        313        (313)(C)                       453

- -----------------------------------------------------------------------------------------------------------------------------------
    Total stockholders' equity                                         11,710      3,881      (3,813)            275        12,053
- -----------------------------------------------------------------------------------------------------------------------------------
===================================================================================================================================
Total liabilities and stockholders' equity                           $114,475    $23,399      $1,241             $10      $139,125
===================================================================================================================================

See Accompanying Notes



                              Travelers Group Inc.
 Notes to Unaudited Pro Forma Condensed Combined Statement of Financial Position
                            (in millions of dollars)


A. The following pro forma adjustments reflect the funding of the acquisition, the formation of a subsidiary, Travelers/Aetna Property Casualty Corp.
     ("TAP"), comprised of the Company's present property and casualty operations together with the Aetna P&C operations, and a contribution to TAP's capital. Together these are referred to as the Transactions:

      Sources
      -------

      Issuance of long-term debt                                      $3,370

               Related issuance costs                                     (1)

      Short-term borrowings                                              759

      Proceeds from issuance and sale of TAP's common stock to
        private investors representing an approximately 8% interest in TAP's common equity ($457 to minority interest and $68
        gain on sale of subsidiary stock)                                525

      Settlement of receivables from Aetna                                18

      Short-term investments                                             200
                                                                       -----
                                 Total sources                        $4,871
                                                                      ======
      Uses
      ----

      Purchase price for Aetna P&C                                    $4,161

      Additional capital contribution to TAP (invested in
         fixed maturities)                                               710
                                                                       -----
                                 Total uses                           $4,871
                                                                      ======



     The above pro forma presentation does not reflect the planned issuance of long-term debt securities, trust preferred securities and common stock in an initial public offering by TAP (the "Offerings"). The above pro forma presentation reflects bridge financing with a five-year term borrowed by TAP under a revolving credit facility with a group of banks in the amount of $2.65 billion. See Note D for information concerning the Offerings.



B. The following pro forma adjustments result from the allocation of purchase price of the acquisition based on fair value of the underlying net assets acquired. The amounts and assumptions related to the primary adjustments are as follows:



         Assets                                                                     Debit (Credit)
         ------                                                                     --------------

          Discount allocated to investments in fixed maturities based on the
          fair value of the investments                                                  $(27)

          Adjustment of carrying amount of investments in
            mortgage loans based on fair value of underlying
            collateral reflecting the Company's sales strategy                          $(166)

          Adjustment of carrying amount of real estate to fair
            value reflecting the Company's sales strategy                                $(67)

          Adjustment to deferred acquisition costs to reflect the Company's policy of deferring only commissions and premium taxes on sale of
            property and casualty insurance policies                                    $(101)

          Excess of purchase price for the acquisition over fair
            value of net assets acquired                                                 $848

          Adjustment to reflect the net deferred tax benefit of
            purchase accounting adjustments                                              $306

          Adjustments to other assets
                                                                                         $(45)

          Liabilities
          -----------

          Adjustments to accounts payable and other liabilities:

               Amounts allocated to restructuring costs
                   Severance and benefit payments for employees to
                      be terminated                                                     $(120)

                   Rent expense for excess or unused office space                         (65)

                   Lease payments for unused office and data
                      processing equipment and software                                   (40)

                   Cost of relocating employees and other related
                      costs                                                               (25)

               Adjustment to the liability for loss based
                 assessments for second injury funds                                     (124)


               Other                                                                      (94)
                                                                                         ----
                            Total adjustments                                           $(468)
                                                                                        =====


C.   Adjustment to eliminate the Aetna P&C stockholder's equity

D.   The following pro forma adjustments reflect the Offerings:

          Issuance of long-term debt (1)                                                 $946
            Related issuance costs                                                        (10)

          Issuance of common stock of TAP
            Minority interest                                                             544
            Gain on sale of subsidiary stock                                              298

          Issuance of TAP-Obligated Mandatorily Redeemable
            Preferred Securities of Subsidiary Trusts holding
               solely Junior Subordinated Debt Securities                                 900
            Related issuance costs charged to additional paid-in
               capital                                                                    (23)
            Related issuance costs charged to minority interest                            (5)
                                                                                         ----
                                                                                       $2,650
                                                                                       ======
          Decrease in long-term debt due to repayment of
            bridge financing                                                          $(2,650)
                                                                                       ======

     (1) The Company may, subject to market conditions and other factors, issue commercial paper or other short-term instruments in lieu of up to $600 of the long-term debt securities.

                              Travelers Group Inc.
           Unaudited Pro Forma Condensed Combined Statement of Income
                      For the Year Ended December 31, 1995
               (in millions of dollars, except per share amounts)

                                                                                           Pro Forma Adjustments
                                                             Travelers                  ---------------------------
                                                               Group         Aetna P&C      for the       for the      Pro Forma
                                                            Historical      Historical   Transactions    Offerings     Combined
                                                          -------------------------------------------- -------------  -----------
Revenues
Insurance premiums                                            $4,977          $4,118                                     $9,095
Commissions and fees                                           2,874                                                      2,874
Interest and dividends                                         4,355             902       ($35)(a)                       5,222
Finance related interest and other charges                     1,119                                                      1,119
Principal transactions                                         1,016                                                      1,016
Asset management fees                                          1,052                                                      1,052
Other income                                                   1,190             281                                      1,471
- --------------------------------------------------------------------------------------------------------------------------------
    Total revenues                                            16,583           5,301        (35)              0          21,849
- --------------------------------------------------------------------------------------------------------------------------------
Expenses
Policyholder benefits and claims                               5,017           4,232                                      9,249
Non-insurance compensation and benefits                        3,442                                                      3,442
Insurance underwriting, acquisition and operating              1,912           1,475        (10)(a)                       3,377
Interest                                                       1,956                        261 (c)        ($86)(e)       2,131
Provision for credit losses                                      171                                                        171
Other operating                                                1,544                                                      1,544
- --------------------------------------------------------------------------------------------------------------------------------
    Total expenses                                            14,042           5,707        251             (86)         19,914
- --------------------------------------------------------------------------------------------------------------------------------
Loss on sale of subsidiaries and affiliates                      (20)                                                       (20)
- --------------------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes and minority interest        2,521            (406)      (286)             86           1,915
Provision for income taxes (tax benefits)                        893            (163)       (93)(g)          30 (g)         667
Minority interest, net of income taxes                                                       (5)(d)         (48)(f)         (53)
================================================================================================================================
Income (loss) from continuing operations                      $1,628           ($243)     ($198)             $8          $1,195
================================================================================================================================


Net income per share of common stock and
  common stock equivalents:
Continuing operations                                          $4.86                                                      $3.50
================================================================================================================================
Weighted average common shares outstanding
    and common stock equivalents (millions)                    317.4                                                      317.4
================================================================================================================================

    See Accompanying Notes


                              Travelers Group Inc.
       Notes to Unaudited Pro Forma Condensed Combined Statement of Income
                            (in millions of dollars)


(a) Principal adjustments resulting from the allocation of purchase price based on fair value of underlying net assets, as follows:

                                                      Increase (decrease)
                                                        in income before
                                                      federal income taxes

     Interest and dividends:

         Amortization of premium allocated to
            investments on a level yield basis
            over the life of the investments                 $(35)
                                                             =====

     Insurance underwriting, acquisition and operating:

         Amortization of liability for loss based
            assessments for second injury funds               $26

         Amortization of excess of purchase
            price over the fair value of net assets
            acquired, over 40 years                           (21)

         Other                                                  5
                                                              ---
                                                             $ 10
                                                             ====

     See Note B of Notes to the Unaudited Pro Forma Condensed Combined Statement of Financial Position for additional information.

(b) No pro forma adjustment has been made to net investment income to reflect the net investment income resulting from the capital contribution of $710 to TAP. If these proceeds were assumed to be invested in fixed maturities at a rate of 6.5%, net investment income would increase by $46 ($30 after tax). A 1/8% change in the assumed investment rate would change this amount by approximately $1 ($1 after tax).





(c) Pro forma adjustments to reflect interest expense relating to the acquisition as follows:

     Interest expense at 5.75% on bridge
        financing including amortization of
        issuance costs (a 1/8% change in the
        assumed interest rate for these
        borrowings would change interest
        expense by approximately $3 ($2 after
        tax))                                                $153

     Interest expense at 7% on other long-term
        debt including amortization of
        issuance costs (a 1/8% change in the
        assumed interest rate for these borrowings
        would change interest expense by approximately
        $1 ($1 after tax))                                     64

     Interest expense at 5.75% on short-term
        borrowings (a 1/8% change in the
        assumed interest rate for these borrowings
        would change interest expense by $1 ($1
        after tax))                                            44
                                                              ---
                                                             $261
                                                             ====


(d) Pro forma adjustment to reflect minority interest resulting from the sale of approximately 8% of TAP's common stock to private investors.

(e) Pro forma adjustments to reflect the change in interest expense resulting from the Offerings:

     Interest expense at 7% on long-term debt
        including amortization of issuance costs
        (a 1/8% change in the assumed interest
        rate for these borrowings would change
        interest expense by $1 ($1 after tax))  (1)           $67

     Reduction of interest expense at 5.75% for
        repayment of bridge financing                        (153)
                                                              ---
                                                             $(86)
                                                             ====

(1) The Company may, subject to market conditions and other factors, issue commercial paper or other short-term instruments in lieu of up to $600 of long-term debt securities. At an assumed interest rate of 5.6%, pro forma net income would be increased by $1 for each $100 of long-term debt securities replaced by commercial paper.





(f) Pro forma adjustment to reflect minority interest resulting from the sale of an additional 9% of TAP's common stock in an initial public offering and after tax preferred dividends of the TAP-Obligated Mandatorily Redeemable
     Preferred Securities of Subsidiary Trusts holding solely Junior
     Subordinated Debt Securities.

(g) Adjustment to reflect the income tax effects of (a), (b), (c) and (e) above.

The pro forma information is not necessarily indicative of future consolidated results of operations.

Included in the historical results of Aetna P&C for the year ended December 31, 1995 are charges of $750 ($488 after tax) representing an addition to environmental-related claims reserves in the second quarter of 1995 and $335
($218 after tax) representing an addition to asbestos reserves in the fourth quarter of 1995.

As the Aetna P&C operations are integrated with the existing property and casualty insurance operations of the Company, management of the Company expects to realize, over a two-year period, $300 ($195 after tax) in annual cost savings from reduction of overhead expenses, changes in the corporate infrastructure of Aetna P&C and elimination of redundant expenses. There can be no assurance that the Company will achieve its projected cost savings. These future cost savings are not reflected in the Unaudited Pro Forma Financial Information.

The allocation of the purchase price to the assets and liabilities of Aetna P&C is subject to valuations as of the date of the Acquisition based on appraisals and other studies, which are not yet completed. Accordingly, the final allocations will differ from the amounts reflected herein. Adjustments of insurance policy and claims reserves and certain other insurance accounts resulting from the valuation of these accounts will be recorded in operations in the period or periods determined. The Company is continuing to review the insurance reserves of Aetna P&C, including the effect of applying the Company's strategies, policies and practices in determining such reserves. Upon completion of the reviews at this stage, it is possible that additional reserves of up to approximately $750 in the aggregate may be recorded upon completion of these reviews, which would result in after-tax charges to income of up to approximately $488 in the aggregate, primarily relating to reserves for cumulative injury claims, insurance products involving financial guarantees based on the fair value of underlying collateral and certain insurance receivables. Stockholders' equity would be correspondingly reduced by an equivalent after-tax amount as a result of these charges. The Company believes that its reviews are likely to be completed in 1996, although there can be no assurance as to the ultimate timing thereof.

